UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 4, 2005

Fleet Credit Card Funding Trust

on behalf of

Fleet Credit Card Master Trust II

(Formerly ADVANTA Credit Card Master Trust II)

(Exact name of Registrant as specified in its charter)

Delaware	Reg. No. 333-73728-01 and 333-73728-02	23-3101310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 North Wakefield Drive
Newark, Delaware, 19702
 (Address of Principal Executive Offices)

(302) 266-5004
 (Registrant's Telephone Number including area code)

Item 8.01 Other Events

Pursuant to a merger consummated on March 1, 2005, Fleet Bank (RI), National Association ("Fleet Bank (RI)") merged with and into Bank of America, National Association (USA) ("BANA (USA)"). As a result of that merger and pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit 10, BANA (USA) has been assigned all of the rights of, and has assumed all of the obligations of, Fleet Bank (RI) as (i) the seller of receivables under the Receivables Purchase Agreement, dated as of January 1, 2002 (as amended, supplemented and modified, the "RPA"), between Fleet Bank (RI) and Fleet Credit Card Funding Trust (the "Transferor"), as provided for in such RPA, and (ii) the Servicer (the "Servicer") under the Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 1993, as amended and restated as of January 1, 2002 (as amended, supplemented and modified, the Master Pooling and Servicing Agreement) and each series supplement to the Master Pooling and Servicing Agreement relating to an outstanding series of credit card backed securities, as provided for in such Master Pooling and Servicing Agreement.

BANA (USA), in its normal course of business, delegates certain data processing functions relating to receivables in certain consumer credit card accounts to Total Systems Services, Inc. ("TSYS") and Regulus Group LLC ("Regulus").TSYS is a credit, debit and private label card processing company located in Columbus, Georgia. Regulus is a bill presentment and remittance processing company headquartered in Napa, California. It is currently anticipated that on or prior to March 31, 2005, BANA (USA), acting as Servicer, will delegate (i) to TSYS a variety of data processing services relating to certain accounts in the Fleet Credit Card Master Trust II (the "Trust"), including processing credit slips (drafts), cash advances and account holder purchases for merchants, store customers' data files, updating master files daily, providing master file tapes monthly, making billing statement calculations, creating statement files, handling the daily posting of transactions to the accounts and handling the daily statements with MasterCard and VISA and (ii) to Regulus certain payment processing services relating to certain accounts in the Trust.

BANA (USA) was formed in 1989 and is headquartered in Phoenix, Arizona. BANA (USA) is a national bank organized under the laws of the United States and regulated primarily by the Office of the Comptroller of the Currency. BANA (USA)'s activities are primarily related to credit card lending. At December 31, 2004, BANA (USA) had total assets of approximately $44.4 billion, total liabilities of approximately $40.4 billion, and total stockholders' equity of approximately $4.0 billion, as reported in BANA (USA)'s Consolidated Reports of Condition and Income as of the same date. BANA (USA) is a member of VISA U.S.A., Inc. and of MasterCard International Incorporated. Prior to the merger of Fleet Bank (RI) with and into BANA (USA), each of Fleet Bank (RI) and BANA (USA) were indirect wholly-owned subsidiaries of Bank of America Corporation. Following such merger, BANA (USA) remains an indirect wholly-owned subsidiary of Bank of America Corporation.

Bank of America Corporation is a multi-bank holding company formed in connection with the merger of FleetBoston Financial Corporation and the former Bank of America Corporation. The merger was consummated on April 1, 2004. Through its subsidiaries, Bank of America Corporation provides diverse banking and other financial services to individuals, businesses and corporate, institutional and governmental clients across the United States and around the world.

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS:

10.

Assignment and Assumption Agreement, dated as of March 1, 2005, by and between Bank of America, National Association (USA), a national banking association, and Fleet Bank (RI), National Association, a national banking association.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fleet Credit Card Funding Trust on behalf of Fleet Credit Card Master Trust II By: /s/ Brian P. Sterling Name: Brian P. Sterling Title: Vice President Date: March 4, 2005

EXHIBIT INDEX

Exhibit		Sequential Page Number
10.	Assignment and Assumption Agreement, dated as of March 1, 2005, by and between Bank of America, National Association (USA), a national banking association, and Fleet Bank (RI), National Association, a national banking association.	4